Exhibit 99.2


               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON D.C.  20549




                           FORM 11-K


                          ANNUAL REPORT
                Pursuant to Section 15(d) of the
                Securities Exchange Act of 1934


/X/  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934

     For the fiscal year ended December 31, 1993.

     Commission File Number 1-8637.




                     TIME WARNER THRIFT PLAN
                    (Full Title of the Plan)


                        TIME WARNER INC.
                      75 Rockefeller Plaza
                       New York, NY 10019
     (Name of issuer of securities held pursuant to the plan and address of its principal executive office)

     The financial statements and schedules have been filed in paper format under cover of Form SE as permitted by General
Instruction E to Form 11-K

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the plan's administrators have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TIME WARNER THRIFT PLAN



Date:  June 27, 1994          By:  /s/Carolyn K. McCandless
                                   Carolyn K. McCandless
                                   Member of the
                                   Administrative Committee